UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 3, 2006

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Item 5.02. Departure of Principal Officers; Appointment of Principal Officers.

On May 4, 2006, the Company announced the resignation, effective as of the close of business on May 3, 2006, of Michio Soga, its former Executive Vice President and Chief Financial Officer. The Company also announced that Brian M. Posner, age 44, who has served as the Company’s Vice President, Chief Accounting Officer and Treasurer, has been promoted to the office of Executive Vice President, Chief Financial Officer and Treasurer.

A copy of the press release related to the announcements is furnished as Exhibit 99.1 to this Report.

In connection with the promotion of Mr. Posner, on May 4, 2006, the Company entered into a letter agreement with Mr. Posner. Under this letter agreement, Mr. Posner agreed to assume the position of Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Posner is entitled to an annual base salary of $230,000, subject to adjustment after 2006. Mr. Posner also is eligible to earn a bonus equal to 35% of his base salary upon achievement of individual and corporate objectives. Upon commencement of his new position, Mr. Posner was granted an option to purchase 75,000 shares of Company common stock. These options are incentive stock options to the extent permitted by applicable law and vest 25% after one year and monthly thereafter for the next 36 months. All of such options granted to Mr. Posner will vest upon a change in control of the Company.

On the same date, the Company entered into a severance agreement with Mr. Posner. In the event Mr. Posner’s employment with the Company is terminated without “cause” (as defined in the severance agreement) or Mr. Posner terminates his employment for “good reason” (as defined in the severance agreement), then Mr. Posner is entitled, in addition to all accrued, unpaid base salary and benefits, to (1) a lump sum payment of one year’s base salary, (2) within 30 days after the termination date, a pro rata portion of his target incentive bonus for the calendar year in which the termination occurred, based on the number of full months employed during the year, (3) continuation of group medical coverage until the earlier of one year following the termination date or until Mr. Posner has obtained comparable medical coverage, and (4) immediate vesting of options or other incentive securities pursuant to the terms of the option agreement under which granted. Mr. Posner must execute a release to receive payments and other benefits under the severance agreement. During his employment and for a one year period after termination, Mr. Posner may not compete with the Company, solicit or divert any business or any customer from the Company, cause any person to not do business with the Company or solicit for employment a current employee or consultant of the Company. In the event of termination due to disability, Mr. Posner will receive only those benefits provided under the Company’s Long Term Disability Plan and his stock options will be treated under the Disability section of the applicable plans under which they were granted. If Mr. Posner’s employment with the Company is terminated in connection with a change in control, then he will receive (1) all unpaid compensation and benefits accrued up to the termination date, (2) a lump sum payment of one and one-half times his annual base salary in effect on termination date, (3) a lump sum payment of one and one half times his target incentive bonus, (4) group medical continuation coverage until the earlier of 18 months after his termination date or the date Mr. Posner obtains comparable medical coverage, and (5) all unvested stock options or any other unvested incentive securities will vest immediately and must be exercised by the earlier of one year following the termination date or the expiration of the option term. The severance agreement supersedes the severance agreement dated February 8, 2005 between the Company and Mr. Posner.

Mr. Posner has served as the Company’s Vice President, Chief Accounting Officer and Treasurer since January 2006. He served as the Company’s Vice President, Finance from March 2004 to January 2006, and, previously as Executive Director, Finance from August 2002 to March 2004 and Director, Finance from June 1999 to August 2002. Prior to joining the Company, he was the Chief Financial Officer at Phytomedics, Inc., an early-stage biotechnology company, from July 1997 to March 1999. Previously, Mr. Posner held senior financial positions at several organizations in the healthcare industry and was a member of the audit staff at PriceWaterhouseCoopers. Mr. Posner is a Certified Public Accountant and has a M.B.A. from Pace University.

On May 3, 2006, the Company entered into an amended and restated severance agreement with Mr. Soga. Under the terms of the agreement, Mr. Soga’s employment with the Company terminated as of the close of business on May 3, 2006. The severance agreement provides that six months following the effective date of such termination, Mr. Soga will be entitled to (1) a lump sum payment of One Hundred Two Thousand, One Hundred Dollars ($102,100.00) and (2) continuation of group medical and dental coverage until the earlier of four months following the termination date or until Mr. Soga has obtained comparable medical and dental coverage. The severance agreement also provides that an option for the purchase of 44,028 shares of Common Stock of the Company (the “Vested Shares”) granted by the Company to Mr. Soga pursuant to the Incentive Stock Option Award Notice dated June 16, 2005 shall be fully vested on May 4, 2006, and the remainder of the shares of Common Stock of the Company subject to such option are forfeited. The Vested Shares shall be exercisable by Mr. Soga beginning on July 4, 2006 and ending on May 3, 2007, after which date any such Vested Shares that have not been exercised shall no longer be exercisable by Mr. Soga. Mr. Soga must execute a release to receive payments and other benefits under the severance agreement. For a one year period after the termination date, the severance agreement restricts the ability of Mr. Soga to compete with the Company, cause any person to not do business with the Company or solicit for employment a current employee or consultant of the Company.

Item 9.01. Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit Number

10.1	Letter Agreement, dated May 4, 2006, between Pharmacopeia Drug Discovery, Inc. and Brian M. Posner

10.2	Severance Agreement for Brian M. Posner, dated May 4, 2006.

10.3	Amended and Restated Severance Agreement for Michio Soga, dated May 3, 2006.

99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Stephen C. Costalas

Stephen C. Costalas, Executive Vice President, General Counsel and Secretary

Date: May 4, 2006